Exhibit 99.b

•	Ernst & Young LLP	•	Phone:	403 290-4100
	Chartered Accountants		Fax:	403 290-4265
Ernst & Young Tower
1000 440 2 Avenue SW
Calgary AB Canada T2P 5E9

EXHIBIT B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 31, 2007, with respect to the financial statements of the Canadian Employee Savings and Profit Sharing Plan for Certain U.S. Permanent Resident Employees of NOVA Chemicals Corporation included in this Annual Report on Form 11-k for the year ended December 31, 2006.

Calgary, Canada	Chartered Accountants
June 22, 2007